As filed with the Securities and Exchange Commission on November 3, 2003

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MADISON GROUP I, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-0008814 (I.R.S. Employer ID No.)

444 Madison Avenue, Suite 2904
New York, New York 10022
(212) 750-7878

(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Robert Gordon
President, Madison Group I, Inc.
444 Madison Avenue, Suite 2904
New York, New York 10022
(212) 750-7878 Ext. 203

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_____________________

WITH COPIES TO:

Yvonne Rebatta, Esq.
444 Madison Avenue, Suite 2904
New York, New York 10022
(212) 750-7878 Ext. 208

_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Aggregate Offering (1)	Amount of Registration Fee

Common Stock, $0.00001 par value:
Affiliate Shareholders In potential resale Transactions (2)	1,750,000	$ 0.20	$ 350,000	$ 28.31
To be issued by the Registrant In acquisition Transactions	8,250,000	$ 0.20	$ 1,650,000	$ 133.49
Total	10,000,000		$ 2,000,000	$ 161.80

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) If the contract price of the founders' shares exceeds $.20 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post effective amendment.

Part I. Information Required in Prospectus

Registration Statement Item	Caption in Prospectus

1.	Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross-Reference Sheet; Prospectus Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Prospectus Cover Page; Prospectus Back Cover Page
3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Arbitrary Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Description of Securities; Selling Security Holders
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management; Principal Shareholders
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Shareholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Interest of Named Experts and Counsel
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Disclosure of Commission Position on Indemnification for Securities Act Liabilities
15.	Organization Within Five Years	Prospectus Summary; Business of the Company, Management
16.	Description of Business	Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis of Financial Condition and Results of Operation
18.	Description of Property	Business of the Company
19.	Certain Relations and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Market for Our Common Stock; Description of Securities; Selling Security Holders
21.	Executive Compensation	Executive Compensation of Officers and Directors; Management
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	Not applicable

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

PROSPECTUS COVER PAGE

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2003

Our Offering is being made in compliance with Rule 419 of Securities Exchange Commission ("SEC") Regulation C, under which the securities to be issued will be placed in an escrow account until the Offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that Rule. Under SEC Rule 3a51-1(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

MADISON GROUP I, INC.
10,000,000 shares of Common Stock
Par value $.00001 per share

This registration statement covers an initial public distribution of 10,000,000 shares of our common stock, $0.00001 par value per share, (the "Shares"). We are a "blank check company" as defined by the SEC in Rule 419 of the Securities Act of 1933, as amended (the "Act"). We have registered this distribution under the Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

Our registration statement includes 8,250,000 Shares (the "Acquisition Shares") that our Company may offer to issue in connection with a business combination. Our Company will receive equity consideration in exchange for these Shares.

Also, our registration statement includes 1,750,000 Shares owned by existing shareholders (the "Affiliate Shares"), hereinafter collectively referred to as "Selling Security Holders", that may be resold or transferred to participants in a business combination and others. The proceeds from the resale of such Shares may be substantial. Our Company will not receive any of the proceeds from the resale of Affiliate Shares.

The Shares and proceeds of this Offering, including the Offering by the Selling Security Holders, will be held in an escrow account until the closing of this Offering and the closing of a business opportunity, such as a merger or acquisition.

We have agreed to pay to participating broker-dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD") or such other entities as may lawfully offer such securities, a sales commission of ten (10%) percent. We may also offer our shares directly to the public through our officers and directors in those jurisdictions where sales by such persons are permitted by law. Commissions on the sale of our securities are payable only to participating broker-dealers. Our officers and directors will not receive any commission on the sale of our securities.

We will promptly deposit all certificates for shares in escrow with _________________________, New York, New York. We refer to this escrow as the "Escrow Account". The stock certificates deposited in the Escrow Account will be held in trust for the exclusive benefit of the existing shareholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

If we negotiate a business combination, we will send each existing shareholder an updated Prospectus that describes the proposed business combination and all related transactions. Each shareholder will then be required to either approve the proposed transactions in writing and retain their shares, or reject the proposed transactions and return their shares to the Company.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Investing in our shares is extremely speculative. The Offering described in this Prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. See "Risk Factors".

The information in this Prospectus is not complete and may be changed. We may not sell these Shares until the registration statement we filed with the SEC is effective. This Prospectus is not an offer to sell these Shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

The date of this Prospectus is _________________, 2003.

INSIDE FRONT AND OUTSIDE BACK COVER PAGES

TABLE OF CONTENTS

.

Dealer Prospectus Delivery Obligation

Until 90 days after the date when the stock certificates are released from the Escrow Account, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.

PROSPECTUS SUMMARY

The Company

The Company is what is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" company, the Company has already established an identity with the SEC in the form of a reporting history making it attractive in structuring and participating in certain business combinations such as mergers and acquisitions.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a business combination with the Company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the 1934 Act. Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding the Company that might bear upon the consideration of the Company's shares as a suitable investment; the duties of care and loyalty in the conducting of the Company's business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, the Company will fulfill the reporting requirements of the 1934 Act through the services of its officers, directors and general counsel.

The Company was incorporated in the State of Delaware on April 25, 2003. Our principal executive office is located at 444 Madison Avenue, Suite 2904, New York, New York 10022. Our telephone number is (212)750-7878.

The Offering

Our registration statement includes 8,250,000 Acquisition Shares that our Company may offer to issue in connection with a business combination. Our Company will receive equity consideration in exchange for these Shares. Also, our registration statement includes 1,750,000 Affiliate Shares, which Affiliate Shares may be resold or transferred to participants in a business combination and others. The proceeds from the resale of such Shares may be substantial. Our Company will not receive any of the proceeds from the resale of Affiliate Shares.

No public market exists for our Shares. Our Shares are not expected to qualify for immediate inclusion in the NASDAQ system after completion of a business combination and may never qualify for such a listing. The likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation service for equity securities that do not qualify for inclusion in the NASDAQ system. If a public market for our Shares develops, it is likely to be illiquid and volatile.

Securities Offered by The Company:	8,250,000 Shares
Securities Offered by Selling Security Holders	1,750,000 Shares
Shares Outstanding Prior to Offering	1,750,000 Shares
Shares Outstanding After Offering:	10,000,000 Shares*

* Assumes that all Shares registered herein will be issued in a business combination with a yet unidentified private company.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Certain regulatory requirements apply to blank check offerings, such as our Offering. The general requirements include:

       o       the deposit of the shares and proceeds of the Offering in an escrow account;

       o       the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

       o       a post-effective amendment of a probable merger or acquisition;

       o       funds and shares held in escrow may be released following the closing of this Offering and the closing of a business opportunity, such as a merger or acquisition; and

       o       shares held in escrow may not be offered for sale or sold.

The terms of the post-effective amendment must provide, and we must satisfy, the following general conditions:

       o       delivery of a current prospectus contained in the post-effective amendment;

       o       notification in writing that the purchaser elects to remain an investor;

       o       the acquisition will be consummated if a sufficient number of purchasers confirm their investment with us; and

       o       if an acquisition has not occurred within eighteen (18) months following the effective date of this Offering, any funds held in escrow shall be promptly returned to the purchasers.

REPORTS TO SHAREHOLDERS

The Company plans to furnish shareholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our shareholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the 1934 Act for so long as the Company is subject to those requirements. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that SEC internet site is www.sec.gov. See also "Where You Can Find Additional Information."

FORWARD-LOOKING INFORMATION

This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

       -       our business strategy;

       -       our management capabilities;

       -       projected acquisitions or joint ventures; and

       -       projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:

       -       general volatility of the capital markets and the market price of our Shares;

       -       changes in the interest rates or the general economy of the markets in which we operate;

       -       our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

       -       disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United
               States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

       -       changes in the demand for our services;

       -       the degree and nature of our competition; and

       -       the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this Prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.

RISK FACTORS

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures: The Shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

GENERAL RISK FACTORS

1. THE POSSIBLE NEED FOR ADDITIONAL FINANCING MAY IMPAIR OUR ABILITY TO LOCATE ANY AVAILABLE BUSINESS OPPORTUNITY.

The Company has extremely limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If additional capital is not available, once a business opportunity is concluded, the Company's operations will be limited to those that can be financed with its extremely limited capital and the capital, if any, of the acquired business or entity.

2. OUR LIMITED OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO OPERATE AND LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

The Company was formed in April of 2003 for the purpose of registering its Shares under the Act and acquiring a business opportunity. The Company has no operating history, revenues from operations, or any significant assets. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

3. REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE OUR BUSINESS COMBINATION OBJECTIVES.

Section 13 of the 1934 Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

4. THE COMPANY'S POTENTIAL BUSINESS OPPORTUNITY HAS NOT BEEN IDENTIFIED AND WILL BE HIGHLY RISKY.

The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can only disclose the risks and hazards of a business or opportunity that it may enter into in a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. A Shareholder should expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its shareholders if the business or opportunity proves to be unsuccessful.

5. THE COMPANY'S FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN QUALIFICATION".

The Company may not be able to operate as a going concern. The independent auditor's report accompanying our financial statements contains an explanation that our financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception on April 25, 2003, the Company has had no business operations and has incurred a net loss of $2,236 through June 30, 2003. The Company is in the development stage and is seeking to acquire a business opportunity. The Company may need additional capital to complete any such transaction. This condition raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6. THE COMPANY WILL HAVE SUBSTANTIAL COMPETITION FOR BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO MERGE WITH OR ACQUIRE A BUSINESS.

The Company is and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

7. THE COMPANY MAY NOT BE ABLE TO CONDUCT AN EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES.

The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

8. THERE WILL BE A LIMITED PARTICIPATION BY MANAGEMENT IN THE DAILY OPERATIONS OF THE COMPANY.

The Company currently has five (5) individuals who are serving as its sole officers and directors. The Company will be heavily dependent upon their skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officers and directors to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan. Furthermore, since only five individuals are serving as the officers and directors of the Company, it will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding the Company's operations. See "Management." Because certain shareholders will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's existing officers and directors.

9. THERE IS A LACK OF CONTINUITY IN THE MANAGEMENT OF THE COMPANY.

The Company does not have an employment agreement with its officers and directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with acquisition of a business opportunity, it is highly likely the current officers and directors of the Company will resign and that the management of the acquired business will then become the management of the Company. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the shareholders of the Company.

10. THE COMPANY MAY HAVE TO DEPEND UPON OUTSIDE ADVISORS.

To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's management without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

11. THE CONTROL OF THE COMPANY BY PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS COULD IMPEDE OUR SHAREHOLDERS FROM HAVING ANY ABILITY TO DIRECT AFFAIRS AND BUSINESS.

If all 8,250,000 shares are issued in a future business combination, our existing shareholders, officers and directors will beneficially own approximately 17.5 percent (17.5%) of the Company's Shares. As a result, such persons will have the ability to control the Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of the Company.

12. THE COMPANY'S INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY RESULT IN SUBSTANTIAL EXPENDITURES BY THE COMPANY.

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

13. RESOURCES COULD BE WASTED IN RESEARCHING ACQUISITIONS THAT ARE NOT CONSUMMATED.

It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs incurred up to that point in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

14. LACK OF MARKET FOR OUR SHARES.

There is no market for our Shares. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the Shares, after the Offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports.

15. A MARKET FOR OUR SHARES MAY NOT DEVELOP.

An active trading market for our Shares may never develop or, if developed, it may not be maintained. Shareholders may be unable to sell their Shares in any market involving our shares unless that market can be established or maintained, and therefore your investment would be a complete loss.

16. REQUIRED REGULATORY DISCLOSURE RELATING TO LOW-PRICED STOCKS MAY NEGATIVELY IMPACT LIQUIDITY IN OUR COMMON STOCK.

If our common stock does become publicly traded, it is likely that it will be considered a "penny stock," which generally is a stock trading under $5.00 and not registered on national securities exchanges or quoted on the national NASDAQ market. The SEC has adopted rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's Shares and also may affect the ability of shareholders in this Offering to sell their Shares in any market that might develop therefore.

In addition, the SEC has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the 1934 Act, as amended. The rules may further affect the ability of shareholders to sell their Shares in any market that might develop therefore.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity and the ability of shareholders to sell the shares in the secondary market.

17. THE COMPANY DOES NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends in the foreseeable future. Our ability to pay dividends is dependent upon our ability to operate profitably. The Company may never become profitable. Even if we do become profitable, we expect that any earnings will be retained for development and expansion of our business. If you require dividend income, you should not expect to receive any cash dividends as a shareholder of the Company.

18. CURRENT PROSPECTUS AND STATE BLUE SKY REQUIREMENTS MAY IMPEDE OUR ABILITY TO OFFER SHARES IN CERTAIN JURISDICTIONS.

Currently, our Shares are not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares only if there is then a current prospectus relating to such shares and only if such shares is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various shareholders reside. The Company has undertaken and intends to file and keep current a Prospectus that will permit the purchase and sale of the shares, but there can be no assurance that we will be able to do so. Although we intend to seek to qualify for sale the shares in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The shares may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the shareholders then reside.

19. IF THE COMPANY FAILS TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT, OUR OPERATING FLEXIBILITY WOULD BE RESTRICTED, WHICH COULD RESULT IN NEGATIVE EFFECTS TO OUR BUSINESS, FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS.

Although we will be subject to regulation under the Act, we believe that we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Act") insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. The Company has not obtained a formal determination from the Commission as to our status under the Investment Act and, consequently, any violation of such Investment Act or any proposed activities which may bring it within the Investment Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Act.

RISKS FOR CERTAIN NON-AFFILIATE SHAREHOLDERS

1. IT IS POSSIBLE THAT MANAGEMENT WILL RECEIVE FAVORABLE TERMS OF EXCHANGE WITH THE TARGET COMPANY THAT WILL NOT BE AVAILABLE TO OTHER SHAREHOLDERS.

Management may actively negotiate or otherwise consent to the purchase of any portion of their Shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the shareholders for their consideration. Non-affiliate shareholders should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the shareholders for their consideration, either voluntarily by such directors to seek the shareholders' advice and consent or because state law so requires.

2. EXISTING SHAREHOLDERS MAY SUFFER SIGNIFICANT DILUTION TO THEIR OWNERSHIP PERCENTAGE OF THE COMPANY.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Shares or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the shareholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current shareholders would retain in the aggregate twenty (20%) percent or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were shareholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal shareholders.

3. EXISTING SHAREHOLDERS WILL NOT BE ABLE TO SELL THEIR SHARES UNTIL WE COMPLETE A BUSINESS COMBINATION.

All certificates for existing shareholders will be promptly deposited in the Escrow Account and held in trust until we close a business combination. You will not be able to sell or transfer your Shares until we have completed a business combination and the escrow agent has mailed your stock certificates to you.

4. WE EXPECT A BUSINESS COMBINATION TO RESULT IN A CHANGE IN CONTROL AND MANAGEMENT OF THE COMBINED COMPANIES.

We plan to issue up to 8,250,000 Acquisition Shares in connection with a business combination. It is also likely that we will need to take other actions intended to provide the shareholders of an acquired company a higher percentage of ownership in the Company following the acquisition. Such action could include a reverse split of existing Shares outstanding or the issuance of additional unregistered shares of the Company's common stock. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the acquired company will have the right to appoint their own officers and directors and our current officers will have no power to influence future decisions, seek a listing for our shares or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

5. OUR INABILITY TO COMPENSATE OUR OFFICERS AND PRINCIPAL ADVISORS WITH CASH WILL INCREASE THE POTENTIAL FOR CONFLICTS OF INTEREST.

Certain conflicts of interest exist between the Company and its officers and directors as follows:

(a) They have other business interests to which they devote their attention, and they are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as to whether certain needs of the Company may not be adequately and necessarily addressed, provided the Company's officers and directors elect to devote attention to outside interest when they could be attending to the needs of the Company;

(b) The Company's directors may also elect, in the future, to form one or more additional public shell companies with a business plan similar or identical to that of the Company. Any such additional shell companies would also be in direct competition with the Company for available business opportunities;

(c) It is anticipated that Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's officers and/or directors may consider their own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

6. ALL OF OUR OUTSTANDING SHARES AND THE SHARES WE PLAN TO ISSUE ARE INCLUDED IN OUR REGISTRATION STATEMENT.

We have included all of our outstanding Shares and the Shares we intend to issue in our registration statement. However, the Company may be required to issue additional unregistered shares in connection with an acquisition. If we are successful, all or most of the Shares held by affiliates, our non-affiliated advisors and non-affiliated shareholders of the target will be eligible for immediate resale, subject to contractual resale restrictions and the applicable rules and regulations of the SEC. If a substantial number of the Company's Shares are offered for sale at the same time, the market price of the stock of the combined companies will be adversely affected.

7. LACK OF DIVERSITY MAY INCREASE RISK OF LOSS.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's Shares.

RISKS FOR OWNERS OF POTENTIAL TARGET COMPANIES

1. INCREASED SCRUTINY FROM THE REGULATORY COMMUNITY AND SKEPTICISM FROM THE FINANCIAL COMMUNITY.

Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market in the past. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

2. INEFFECTIVE MEANS FOR RAISING ADDITIONAL CAPITAL.

A business combination with our Company will not provide an effective means of accessing the capital markets. Therefore, you should not consider a business combination with our Company if you currently need additional capital, or will require additional capital within twelve (12) to eighteen (18) months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.

USE OF PROCEEDS

Since this offering is a "blank check" offering and we have not identified a business opportunity, the use of proceeds of this Offering cannot be described with specificity. There can also be no assurances that any business combination will be completed. In that event, there is a substantial risk to our Company that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate the Company.

Subject to the limitations described in this Prospectus, Selling Security Holders may resell or transfer all or any portion of their shares to participants in a business combination and others. The proceeds from the resale of Affiliate Shares may be substantial. Our Company will not receive any of the proceeds from the resale of any Affiliate Shares.

ARBITRARY DETERMINATION OF OFFERING PRICE

The Offering price for our Shares does not bear any relationship to established valuation standards and does not bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the Offering price, our board of directors considered the following factors, among others:

       -       The nature of our proposed business and their opinions on capital structure issues.

       -       The amount per share paid by our affiliates when they organized our Company.

       -       The general economics of transactions involving public shells and general condition of the equity markets.

Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.

DILUTION

"Dilution" is the difference between the Offering price and the net tangible book value of our shares of common stock immediately after the Offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities). On the date of this Prospectus, our net tangible book value is $0.00, or approximately $0.00 per share. Since the potential transfer and/or sale of affiliate shares involves currently issued and outstanding shares, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2003. and as adjusted for the sale of the securities in this Offering. The table should be read in conjunction with the financial statements, and the notes, beginning on page F-1.

	As of June 30, 2003	As Adjusted
Common stock, $0.00001 par value, 50,000,000 shares authorized, 1,7500,000 shares issued and outstanding	$ 18	$ 100
Additional paid-in capital	$ 2,482	$ 1,652,382
Deficit accumulated during Development stage	$ (2,236)	$ (2,236)
Total stockholders' equity	$ 264	$ 1,650,246

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our financial statements, including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected financial data presented below from inception, April 25, 2003 to June 30, 2003 has been derived from our financial statements audited by Donahue Associates, LLC, independent auditors, and are included elsewhere in this prospectus.

Statement of Operations Data:
Revenue	$ 0
Total general and administrative expenses	2,236
Net loss	(2,236)
Basic and fully diluted loss per common share	$ (0.02)
Weighted average of common shares outstanding: Basic and fully diluted	124,658
Balance Sheet Data:
Cash	$ 1,719
Total assets	1,719
Accounts payable	1,455
Accumulated deficit during development stage	(2,236)
Total shareholders' equity	$ 264

LEGAL PROCEEDINGS

To the knowledge of management, there is no litigation currently pending or contemplated against the Company or any of its officers or directors in their capacity as such.

MANAGEMENTS' DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We intend to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for Shares of the Company. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our Company and such other company as of the date of this registration statement.

As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements and pro-forma financial information as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

Certain of our shareholders have verbally agreed that they will advance to the Company certain additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger, although they are under no legal obligation to do so. These costs will primarily consist of services rendered, specifically SEC compliance and the due diligence required as a condition precedent to any business combination. These shareholders have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which the Company acquires or merges with agree to repay all or a portion of such advances. Such repayment will in no way be a condition to the selection of a target company. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

Present Financial Condition

We were incorporated in the State of Delaware on April 25, 2003. Our founder, Madison Ventures, Inc., a privately held company purchased 1,479,000 shares of our common stock at the Company's par value of $0.00001, for services rendered in connection with the organization of the Company and for a small amount of initial cash for our ongoing operating expenses. Madison Ventures, Inc. has also paid all organization costs from their personal funds. The Shares were issued pursuant to Section 4(2) of the Act and are restricted securities within the meaning of Rule 144 of the Act.

While we incurred organization, operating and offering costs through June 30, 2003, the Company paid none of these costs. All costs were paid by our founder, Madison Ventures, Inc.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholder's equity. The Company's balance sheet as of June 30, 2003, reflects a current asset value of $1,719, and a total asset value of $1,719.

Results of Operations

During the period from April 25, 2003 (inception) through the date of this Prospectus, the Company has engaged in no significant operations other than organizational activities and preparation for registration of its shares under the Act. No revenues were received by the Company during this period. For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Act, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Ongoing Plan of Operations

The Company believes that our shareholders will assist the Company to meet the various cash needs, including the costs of compliance with the continuing reporting requirements of the 1934 Act although they are under no legal obligation to do so. Accordingly, in the event the Company is able to complete a business combination during this period, we anticipate that loans from our shareholders will be sufficient to allow the Company to accomplish the goal of completing a business combination. There is no assurance, however, that these available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.

BUSINESS

General

History and Operations

The Company was incorporated under the laws of the State of Delaware on April 25, 2003, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational ones, directed at developing its business plan. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

Search for Business Opportunity

The Company's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, exploit available business opportunities, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital available, and it is unlikely that we will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. It is anticipated that the Company's officers and directors may contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with the Company. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its shareholders. The Company's search will be directed toward small and medium-sized enterprises that have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange. We anticipate that the business opportunities presented to the Company will:

     (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

     (ii) be experiencing financial or operating difficulties;

     (iii) be in need of funds to develop a new product or service or to expand into a new market;

     (iv) be relying upon an untested product or marketing concept; or

     (v) have a combination of the characteristics mentioned in (i) through (iv).

The Company intends to concentrate its acquisition efforts on businesses that it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that we will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's Shares.

It is emphasized that our management may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of our management to complete acquisitions without submitting any proposal to the shareholders for their consideration. Shareholders should not anticipate that the Company necessarily will furnish such shareholders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the shareholders for their consideration, either voluntarily by such directors to seek the shareholders' advice and consent or because state law so requires.

The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers and directors, who are not professional business analysts. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

In selecting a business opportunity, the Company anticipates that it will consider, among other things, the following factors:

     1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

     2. The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's shareholders;

     3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the SEC.

     4. Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional shares, through joint ventures or similar arrangements, or from other sources;

     5. The extent to which the business opportunity can be advanced;

     6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

     7. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

     8. The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

     9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of our limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, produced within a reasonable period of time not to exceed sixty (60) days following completion of a merger transaction; and other information deemed relevant.

As part of the Company's investigation, our officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the officers and directors' limited financial resources and management expertise. The Company does not intend to raise any operating capital by implementing private placements of restricted stock and/or public offerings of its common stock.

It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of SEC regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in the Company's Shares until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

Management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public or private sale of shares and believe that the possible prior existence of a public market for their shares would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of shares rather than for cash, and believe that the possibility of development of a public market for their shares will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

Acquisition of Business Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase shares or assets of any existing business. On the consummation of a transaction, it is likely that our present management and shareholders will not be in control of the Company. In addition, it is likely that our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

It is anticipated that any shares issued, other than the Acquisition Shares, in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such additional shares either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional shares and their potential sale into any trading market which may develop in our Shares may have a depressive and material adverse effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this Offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

As part of our investigation, our management will meet personally with management and key personnel of an acquisition candidate, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of its due diligence, to the extent of our limited resources and management expertise.

The manner in which we participate in an opportunity will depend on the nature of the opportunity, our respective needs and desires and other parties, the management of the opportunity and our relative negotiating strength and such other management.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

Management believes that the Company may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business. Through a leveraged transaction, we would be able to participate in a larger venture to have funds available to fund the operations of the business opportunity, the acquisition of other business opportunities or other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business opportunity to be acquired. If the combined enterprises are not able to generate sufficient revenues or make payments on the debt incurred to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to a business opportunity acquisition may correspondingly increase our risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition by us. During periods when interest rates are relatively high, the benefits of the leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buyout may impose restrictions on our future borrowing, dividend and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on us.

Our operations following the acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Regulation of "Blank Check" Companies Under Rule 419

Deposit of Offering Proceeds and Securities

The Act imposes certain regulatory requirements on blank check offerings, such as our Offering. In particular, Rule 419 of Regulation C under the Act generally requires:

       o       the deposit of the shares and proceeds of the offering in an escrow account;
       o       the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;
       o       a post-effective amendment of a probable merger or acquisition; and
       o       the disclosure of certain conditions on the release of deposited funds and securities of the offering.

For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

We have established an escrow account for the Shares of our Company with __________________, in compliance with the Act. If shares are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that shares in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

All Offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the Company under Rule 419, shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the Company.

Rule 419 permits up to ten (10%) percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends, to be released to the Company as those proceeds are deposited into the escrow account prior to the reconfirmation of the Offering.

We intend to invest the deposited proceeds of our Offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit Act, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States, in compliance with the Act.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the shares, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to the Company, interest or dividends earned on such funds up to the date of release may also be released to the Company.

All Shares issued in connection with this Offering, including Shares offered by Selling Security Holders, whether or not for cash consideration, and any other shares issued with respect to such shares, including shares issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance. The identity of the purchaser of the shares shall be included on the stock certificates or other documents evidencing such shares.

Shares held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to shares held in their names, as provided by applicable state law. No transfer or other disposition of shares held in the escrow account or any interest related to such shares shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended.

Prescribed Acquisition Criteria and Post-Effective Amendment

If, during any period in which offers or sales of our Shares are being made, a significant merger or acquisition becomes probable, the Company shall promptly file a post-effective amendment disclosing the information specified by the applicable registration statement form, including our financial statements and the company to be merged with or acquired as well as pro forma financial information required by the form and applicable rules and regulations. Upon the execution of any agreement for the merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least eighty (80%) percent of the maximum Offering proceeds, including proceeds received or to be received by Selling Security Holders and upon the exercise or conversion of any shares offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall file a post-effective amendment that:

       o       discloses the information specified by the applicable registration statement form, including our financial statements and those of the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

       o       discloses the results of our initial Offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the Offering.

Reconfirmation of Offering

The terms of the Offering must provide, and the Company must satisfy, the following conditions:

       o       within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the Prospectus contained in the post-effective amendment and any amendment or supplement thereto;

       o       each purchaser shall have no fewer than twenty (20) days and no more than forty-five (45) business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419 and only satisfy the minimum offering, it may have a material adverse effect on our ability to implement our business plan;

       o       the acquisition meeting the criteria set forth above will be consummated if a sufficient number of purchasers confirm their investment with us; and

       o       if a consummated acquisition meeting the requirements above has not occurred by a date eighteen (18) months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail or equally prompt means to the purchasers within five (5) business days following that date.

Release of Securities and Funds

Funds held in the escrow account may be released to the Company and shares may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

       o       the escrow agent has received a signed representation from us, together with other evidence acceptable to the escrow agent, that the above requirements have been met; and

       o       the consummation of the merger or acquisition has occurred.

If the funds and shares are released from the escrow to us, the Prospectus shall be supplemented to indicate the amount of funds and shares released and the date of release.

Investment Company Act of 1940

The Investment Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. The Company may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

The Company may participate in a business opportunity by purchasing, trading or selling the shares of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

We intend to implement our proposed business in a manner which will not result in the Company being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act.

Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

Other Regulation

An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

The Company expects to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, financial resources and managerial capabilities than the Company and will therefore be in a better position than us to obtain access to attractive business opportunities. The Company also will experience competition from other public "blank check" companies, many of which may have more capital available than us.

We will remain an insignificant player among the firms that engage in business combinations. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Also, the Company will be competing with a large number of other small public, blank check companies located throughout the United States.

Business Diversification is Unlikely

Under Rule 419, the Company will be required to file a post-effective amendment and deliver a final prospectus to existing shareholders as soon as we agree to a business combination where the fair value of the business to be acquired represents at least eighty (80%) percent of the maximum offering proceeds. Since we intend to issue shares in connection with a business combination, any acquisition will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

More than likely, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

No Right to Approve Specific Terms

We do not intend to provide information to our shareholders regarding the potential targets being considered by our management. Our officers and directors will have the executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

Employees

The Company presently has no full-time employees. Our officers and directors are engaged in outside business activities, and the amount of time each will devote to the Company's business will only be between two (2) and ten (10) hours per week. Upon completion of the Offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

We are presently using the office of our founder, Madison Ventures, Inc., as our office at no cost to the Company, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this Offering.

Periodic Reporting and Audited Financial Statements

The Company has filed a Form S-1 registration statement for this Offering. We will also file a Form 8-A registration statement to register our Shares under the 1934 Act. Therefore, the combined companies will be subject to the reporting requirements of the 1934 Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

We will not enter into a business combination agreement with a company that cannot have its financial statements audited in accordance with the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.

MANAGEMENT

Officers and Directors

The following table identifies our directors and executive officers.

Name	Age	Position
Robert Gordon	68	President
Gera Laun	38	Secretary and Treasurer
Paul Navazio	42	Director
Howard Lee	47	Director
Gustavo L. Vila, Esq.	45	Director

The directors named above will serve until the first annual meeting of the Company's shareholders. Thereafter, directors will be elected for three (3) year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and/or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer. There are no family relationships among any of the directors and officers. There are at present no committees of the Board of Directors.

Our directors and officers will devote their time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

The following is a brief account of the business experience of each of our directors and executive officers:

Robert Gordon, age 68, is President of the Company. Mr. Gordon is also President of five other similar companies (Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc.) that were also founded by Madison Ventures, Inc. as blank check companies. Mr. Gordon is President of Madison Ventures, Inc. and Executive Vice President of Ameristar Group Incorporated, an investment banking firm. He is also Acting President of W3 Group, Inc., a public company and was President and a Director of W3 Group, Inc. from 1993 to 1996. From 1999 to August 2002, Mr. Gordon was President and a Director of Lifen, Inc., a public company and from 1993 to 1996 was Executive Vice President of Contex, Inc., an investment banking and consulting firm. From 1990-1993, Mr. Gordon had the position of Managing Director for a specialty apparel company and was responsible for marketing and sales, finance, manufacturing, retail and mail order operations, MIS, strategic planning, organizational development, and corporate re-structuring. Mr. Gordon has served as President of several public and private companies, in addition to founding a management consulting practice which performed broad-based professional services including strategic and financial planning, marketing and growth studies, business re-structuring, acquisition plans, and implementation of new business strategies. He also served as Director of MIS for Kinney Shoe Corporation. Mr. Gordon received an Achievement Award from the International Association of Systems Management in recognition of his contribution to the business systems profession. He is also a past Chapter President, and an advisor to Guidance International, a professional association of computer users. Mr. Gordon holds a B.A. in Economics from Union College.

Gera Laun, age 38, is Secretary and Treasurer of the Company. Ms. Laun is also Secretary and Treasurer of five other similar companies (Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc.) that were also founded by Madison Ventures, Inc. as blank check companies. Ms. Laun is Secretary and Treasurer of Madison Ventures, Inc. Ms. Laun was also Secretary of Concorde Strategies Group, Inc. from 1996 to 1999. Since 1992, Ms. Laun has served as Secretary and Treasurer of Ameristar Capital Corporation, an equipment leasing company. From 1985 to 1992, Ms. Laun was Manger, Processing Department, of Vendor Funding Company, Inc., an equipment leasing and asset based lending company. From 1980 to 1985, Ms. Laun worked as Manager, Mail Order Catalog/Retail, for La Shack, Inc.

Paul Navazio, age 42, is a Director of the Company. Mr. Navazio has substantial experience in budgeting and financial management. Since 1998, Mr. Navazio has served as Budget Manager for the City of Berkeley, California. In this capacity, Mr. Navazio's primary responsibilities include coordination, development and management of the City's $550 million biennial budget and advising the City Manager, Mayor and City Council on fiscal impacts of policy alternatives. From 1992 to 1998 Mr. Navazio served as Budget Manager for the City of Oakland, California. From 1990 to 1992 he was the Fiscal and Policy Analyst for the Legislative Analyst's Office of Sacramento, California. From 1986 to 1990 he served as Senior Financial Analyst for Hewlett Packard Company. Mr. Navazio is also a member of the League of California Cities Revenue and Taxation Policy Committee and an invited panelist at recent national conferences for the Government Finance Officer's Association. Mr. Navazio holds a B.A. degree from the University of Rochester and a Masters of Administration degree, with a concentration in Finance and Public Policy, from the University of California at Davis.

Howard Lee, age 47, is a Director of the Company. Mr. Lee has substantial experience in business development. Since 2001, Mr. Lee has been employed by the Boston Mortgage Group, from 2001 to 2002 as a Mortgage Consultant and since 2002 as Director of Sales and Business Development. From 1988 to 2000, he served as Senior Vice President of East Coast Food products. From 1984 to 1988, Mr. Lee was Assistant Buyer/Buyer for Hills Department Stores and from 1981 to 1984 he was Assistant Buyer for Filenes Department Stores. Mr. Lee holds a B.S. degree in Marketing from Boston College.

Gustavo L. Vila, Esq., age 45, is a Director of the Company. Mr. Vila has substantial legal experience, with an emphasis in law enforcement. Since 2002, Mr. Vila has been a partner in the law firm Kuczinski, Vila & Associates. Prior to that, since 1982, Mr. Vila has served the New York Police Department in several capacities, ranging from Patrol Officer to Sergeant/Investigator to Lieutenant and Commanding Officer and, most recently, to Counsel to the Police Commissioner on disciplinary, operational and policy issues. During the period of 2000 to 2001, Mr. Vila was also Associate Attorney for the Law Offices of Eaton & Torrenzano and from 1999 to 2000 for the Law Office of Russell D. Mauro, specializing in real estate, corporate and commercial litigation. Since 1998, Mr. Vila has served as Adjunct Professor for Brooklyn College of C.U.N.Y. He holds a B.S. degree from St. Joseph's College, New York and a Juris Doctorate Degree from Fordham Law School.

Administration of Our Affairs

Our officers and directors have agreed to provide certain administrative services for the Company until we complete a business combination. Under this arrangement, they are authorized to:

     (a) manage our day-to-day operations,

     (b) manage our administrative, accounting and reporting functions, and

     (c) assist in the investigation of merger/acquisition targets.

Our founder, Madison Ventures, Inc., has agreed to provide the following administrative services for the Company until we complete a business combination:

     (a) provide all necessary office facilities and equipment,

     (b) provide all necessary clerical, support and accounting staff, and

     (c) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination.

We believe that our facilities and staff will be adequate for our needs until we complete a business combination or liquidate the Company.

Conflicts of Interest

The Company's management has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with any officer, director or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. There can be no assurance that management will resolve all conflicts of interest in our favor. Failure of management to conduct our business in our best interests may result in liability to our management. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their Shares as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of Shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their Shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

Shareholders have certain rights with regards to the Company's management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 Acts. Sections 11 and 12 of the Act help safeguard investors against materially false statements in Registration Statements (Section 11); and against materially false statements in prospectuses and other communications (Section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by Section 10(b) of the 1934 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by Section 14(e) of the 1934 Act, which proscribes material misstatements in connection with proxies. As many states have securities laws modeled after the 1933 and 1934 Acts, remedies may be available under state law as well. In any case, lawsuits under Section 11 of the Act may be brought "at law or in equity, in any court of competent jurisdiction".

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws allow us to limit the liability of and indemnify our officers and directors from and against such expenses, liabilities, and losses, to the maximum extent permitted by Delaware Law.

Delaware Law has provisions which:

     (1)  allow a corporation to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty if that person acted in good faith and in a manner which that person reasonably believed to be in (or not opposed to) the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; and

     (2)  allow a corporation to indemnify each current and past director or officer, and each other person who served at the corporation's request as director, officer, employee, agent, partner or fiduciary of another entity, against expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation in a derivative action).

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

At inception of the Company, the officers and directors received Shares in consideration for pre-incorporation services rendered to the Company related to investigating and developing the Company's proposed business plan and capital structure, and completion of the incorporation and organization of the Company. See "Principal Shareholders". No officer or director has received any other remuneration. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue additional compensation to our officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional shares by the Company prior to the location of an acquisition or merger candidate.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the 1,750,000 Shares issued and outstanding on the date of this Prospectus and, as adjusted, to reflect the sale of Shares offered by this Prospectus, by (1) each person who is known by the Company to own beneficially more than five (5%) percent of our shares; (2) each of our officers and directors; and (3) all officers and directors as a group:

Names And Address Of Beneficial Owner (1)	Number Of Shares Owned Before Offering	Percentage Of Class Owned Before Offering	Number Of Shares Owned After Offering	Percentage Of Class Owned After Offering

Robert Gordon (2) 444 Madison Avenue, Suite 2904 New York, NY 10022	75,000	4.3%	0	0
Gera Laun (2) PO Box 295 Mill Neck, NY 11765	50,000	2.9%	0	0
Paul Navazio (2) 75 Kingston Road Kensington, CA 94707	25,000	1.4%	0	0
Howard Lee (2) 329 Old Connecticut Path Wayland, MA 01778	21,000	1.2%	0	0

Names And Address Of Beneficial Owner (1)	Number Of Shares Owned Before Offering	Percentage Of Class Owned Before Offering	Number Of Shares Owned After Offering	Percentage Of Class Owned After Offering
Gustavo L. Vila, Esq. (2) 1140 Gambelli Drive Yorktown, NY 10598	25,000	1.4%	0	0
Madison Ventures, Inc. 444 Madison Avenue, Suite 2904 New York, NY 10022	270,000	15.4%	0	0
Ameristar Group Incorporated 444 Madison Avenue, Suite 2904 New York, NY 10022	340,000	19.4%	0	0
Lee, LLC 14 Woodbridge Road Hingham, MA 02043	235,000	13.4%	0	0
Karen A. Baker 6220 79th Street Middle Village, NY 11379	173,336	9.9%	0	0
All Officers and Directors as a group (5 persons) (3) __________________________________	196,000	11.2%	0	0

Management has no plans to issue any additional shares to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

All shares issued in connection with the offering, including Affiliate Shares offered by Selling Security Holders, and any other shares issued with respect to such Affiliate Shares, shall be deposited directly into the escrow account until the closing of this Offering and the closing of a business opportunity, such as a merger or acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of our Company, our founder, Madison Ventures, Inc., purchased 1,479,000 Shares at a price of $0.00001 (par value) per share in connection with advisory and consulting services rendered. In addition our Company issued 196,000 Shares to its Officers and Directors.

Our founder, Madison Ventures, Inc. has provided office space and facilities at no cost to the Company since our inception and we do not anticipate paying rent or incurring office expenses in the foreseeable future.

Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Shares held by the Company's current shareholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current shareholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of Shares by the Company's current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 Shares. As of the date of this prospectus, 1,750,000 Shares are outstanding, held of record by 31 shareholders.

Common Stock

The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.00001 par value per share. The Company has 1,750,000 Affiliate Shares issued and outstanding prior to this Offering. Shareholders do not have preemptive rights to purchase additional shares or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the board of directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. All outstanding shares of common stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. The above description concerning the common stock of the Company does not purport to be complete. Reference is made to our certificate of incorporation and by-laws which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of Delaware for a more complete description concerning the rights and liabilities of shareholders.

Prior to this Offering, there has been no market for the Shares of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock of the Company in the public market may adversely affect prevailing market prices, and may impair our ability to raise capital at that time through the sale of our equity securities.

Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. The shareholders do not have cumulative voting rights, which means that the holders of more than fifty (50%) percent of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. As of the date of this registration statement, present management own approximately 11.2% of the issued and outstanding Shares.

Delaware Anti-takeover Law

If the Company closes an initial public offering of our shares, and become listed on a national stock exchange or the NASDAQ Stock Market or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving Shareholders of our common stock of certain opportunities to sell or otherwise dispose of such shares at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's Shares. Since the Company does not currently expect any public market to develop for its Shares until after it has completed a business combination, it does not currently anticipate that it will seek to employ an independent transfer agent until it has completed such a transaction.

SELLING SECURITY HOLDERS

The registration statement, of which this Prospectus forms a part, also covers the registration of 1,750,000 Affiliate Shares offered by the existing shareholders of the Company at $0.20 per share, collectively referred to as the Selling Security Holders.

The shares offered by the Selling Security Holders will not be offered and sold until the closing of this Offering and the closing of a business opportunity, such as a merger or acquisition.

Any proceeds from the resale of Affiliate Shares may be substantial. The Company will not receive any of the proceeds from the resale of Affiliate Shares.

The following table sets forth certain information regarding the amount of shares of the class owned by each security holder before the offering, the amount to be offered for each security holder's account and the amount and the percentage of the class to be owned by each security holder after the offering is complete. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

	Amount of shares issued prior to the offering	Amount of shares to be offered for selling security holder's account	Amount of shares to be owned after completion of offering	Percent of class owned after completion of offering
Ameristar Group Incorporated	340,000	340,000	0	0
Baker, Karen A.	173,336	173,336	0	0
Baker, Korleen	15,000	15,000	0	0
Blanco, Ruben	10,000	10,000	0	0
Cleveland, Steven and Mary Alyce	25,000	25,000	0	0
Colton, Timothy	12,500	12,500	0	0
Gentile, Anthony	7,000	7,000	0	0
Goldstein, Simon	10,000	10,000	0	0
Gordon, Robert- President (1)	75,000	75,000	0	0
Keough, Paul	3,500	3,500	0	0
Laun, Gera- Secretary, Treasurer (2)	50,000	50,000	0	0
Lee Family Irrevocable Life Insurance Trust (3)	60,000	60,000	0	0
Lee, Howard- Director (4)	21,000	21,000	0	0
Lee, LLC (4)	235,000	235,000	0	0
Lee, Neala (5)	5,000	5,000	0	0
Lee, Soojin (6)	5,000	5,000	0	0
Lyall, Scot E. DDS	32,500	32,500	0	0
Madison Ventures, Inc. (7)	270,000	270,000	0	0
Mantia, Robert A.	12,500	12,500	0	0
Musto, Paul	3,500	3,500	0	0
Navazio, Paul- Director	25,000	25,000	0	0
Palazzolo, Simone V.	50,000	50,000	0	0
Rebatta, Yvonne- Legal Counsel	75,000	75,000	0	0
Remsen Group Ltd.	63,332	63,332	0	0
Romano, Nicholas	30,000	30,000	0	0
Tham, Samuel S.	15,000	15,000	0	0
Vila, Gustavo L.- Director	25,000	25,000	0	0
Wilmont Holdings Corp.	63,332	63,332	0	0
Wong, Gene L. and Doris YK	5,000	5,000	0	0
Wong, Jonathan MP	12,500	12,500	0	0
Wong, Warren WL	20,000	20,000	0	0
TOTALS	1,750,000	1,750,000	0	0

______________________________________________

(1) Robert Gordon, President of the Company is also President of Madison Ventures, Inc., the Company's founder, and Executive Vice President of Ameristar Group Incorporated, a shareholder of the Company. Mr. Gordon is also President of five other similar companies (Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc.) that were also formed by Madison Ventures, Inc. as blank check companies.

(2) Gera Laun, Secretary and Treasurer of the Company is also Secretary and Treasurer of Madison Ventures, Inc., the Company's founder. Ms. Laun is also Secretary and Treasurer of five other similar companies (Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc.) that were also formed by Madison Ventures, Inc. as blank check companies.

(3) Lee Family Irrevocable Life Insurance Trust was formed by Michael Lee for his children and he disclaims any beneficial interest in the Trust.

(4) Lee, LLC is a Delaware Limited Liability Corporation owned by Michael Lee and his wife, Jane Lee. Michael Lee is the brother of Howard Lee, a Director of the Company.

(5) Neala Lee is the daughter of Michael Lee and the niece of Howard Lee, a director of the Company. (See Note 4 above.)

(6) Soojin Lee has no relationship with any officer, director or other shareholders of the Company.

(7) Madison Ventures, Inc., a privately owned New York State corporation, is the Company's founder.

The Affiliate Shares are being offered by the Selling Security Holders in the corresponding amounts above. The Affiliate Shares offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time also offer such Affiliate Shares through broker-dealers and agents. The distribution of Affiliate Shares may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Affiliate Shares as principals, at a fixed price for the duration of the offering, regardless of any quotation on any market. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of Affiliate Shares. The Selling Security Holders and intermediaries through whom such Affiliate Shares are sold may be deemed "underwriters" within the meaning of the Act with respect to the Affiliate Shares offered, and any profits realized or commissions received may be deemed underwriting compensation.

Under the 1934 Act and the regulations thereto, any person engaged in a distribution of the Shares of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Shares of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such shares, which provisions may limit the timing of purchases and sales of such shares by the Selling Security Holders.

All Shares issued in connection with the Offering, including Affiliate Shares, and any other shares issued with respect to such Affiliate Shares, shall be deposited directly into the escrow account until the closing of this Offering and the closing of a business opportunity, such as a merger or acquisition.

PLAN OF DISTRIBUTION

The Selling Security Holders' Affiliate Shares, whether offered before or after quotation on the Over-the-Counter Bulletin Board, must be offered:

     (i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

     (ii) at the market or through market makers or into an existing market for the shares;

     (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

     (iv) in combinations of any of such methods of sale. The Shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

Sales of our Affiliate Shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our Selling Security Holders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets.

We have agreed to pay all fees and expenses incident to the registration of the Affiliate Shares, We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Act.

The Selling Security Holders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Act.

The Selling Security Holders and other persons participating in the distribution of the Affiliate Shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the 1934 Act in connection with the sales of the shares.

Regulation M Restrictions

Regulation M contains the rules governing activities of persons with an interest in a securities offering. These rules are aimed at preventing broker-dealers and other persons participating in an offering from manipulating the price of the offered security.

Rule 101 generally prohibits underwriters, broker-dealers and other participants from purchasing the security being offered, or "subject security," during the "quiet period." The "quiet period" begins one or five business days (depending on the trading volume value of the security and the public float value of the issuer) before the offering's pricing and continues through the end of the offering.

There are several exceptions to the rule's prohibitions. For example, underwriters can continue to trade in actively-traded securities of larger issuers (securities with an average daily trading volume, or ADTV, value of $1 million or more and whose issuers have a public float value of at least $150 million). In addition, the following activities, among others, may be excepted from Rule 101, if they meet specified conditions:

       -       disseminating research reports;
       -       making unsolicited purchases;
       -       purchasing a group, or "basket" of 20 or more securities;
       -       exercising options, warrants, rights, and convertible securities;
       -       transactions that total less than 2% of the security's ADTV; and
       -       transactions in securities sold to "qualified institutional buyers."

Rule 102 prohibits issuers, selling security holders, and their affiliated purchasers from bidding for or purchasing any subject security and certain other related securities during the quiet period.

Rule 103 governs passive market making by broker-dealers participating in an offering of a NASDAQ security.

Rule 104 imposes disclosure, recordkeeping, notification, and pricing conditions on underwriters that stabilize, or maintain, the price of a subject security at a desirable level to facilitate the offering.

Rule 105 prevents manipulative short sales in anticipation of an offering by prohibiting the covering of short sales with securities obtained from an underwriter, broker, or dealer that is participating in the offering.

Broker-Dealers

If a dealer is utilized in the sale of the Company's Affiliate Shares in respect of which our Prospectus is delivered, the Selling Security Holder will sell such shares to the dealer, as principal. The dealer may then resell such Affiliate Shares to the public at varying prices to be determined by such dealer at the time of resale.

A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The Affiliate Shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our Prospectus shall have been appropriately amended or supplemented.

The Selling Security Holders may also pledge their Affiliate Shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Security Holders, the brokers may offer and sell the pledged Affiliate Shares.

Brokers or dealers may receive commissions or discounts from the Selling Security Holders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Security Holders in connection with sales of the Affiliate Shares.

The Selling Security Holders and any broker-dealers or agents that participate with the Selling Security Holders in sales of the shares may be deemed to be underwriters within the meaning of the Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the affiliate shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Limited State Jurisdictions Where Securities Are to be Offered

We believe certain affiliate transfers will be exempt under the securities or Blue Sky laws of most states and foreign countries where recipients reside. Before making a transfer, we will seek appropriate clarification from the securities regulatory authorities in such jurisdictions. If the securities regulatory authority in a particular jurisdiction indicates that the offering is not exempt, we will take all necessary action to comply with the requirements of local law.

Offering and Resale of Affiliate Shares

The registration statement of which this Prospectus forms a part relates to the potential resale and/or transfer of up to 1,750,000 Affiliate Shares that were issued to certain affiliates, officers and directors (Selling Security Holders) in connection with the formation of the Company on April 25, 2003. The future sale of Affiliate Shares by such affiliate shareholders may have a continuing depressive effect on the Company's stock price.

Our officers and directors have broad discretion to establish terms for the resale or other transfer of their Affiliate Shares. No commission will be paid to them. Although they are collectively an "associated person" as that term is defined in Rule 3a4-1 under the 1934 Act, they will not be deemed to be a broker because:

- they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the 1934 Exchange Act at the time of the sale of our securities;

       -       they will not be compensated in connection with the sale of our shares;

       -       they will not be an associated person of a broker or dealer at the time of their participation in the sale of our shares; and

       -       they shall restrict their participation to the following activities:

     (i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

     (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     (iii) performing administrative and clerical work involved in effecting any transaction.

Our officers and directors may also make bona fide gifts or charitable contributions of their Affiliate Shares. There are no fixed numerical limitations on such gifts or charitable contributions. In connection with the resale or transfer of their Affiliate Shares, each of our officers and/or directors have agreed that they will not:

       -       Transfer affiliate shares to any of our current officers or their respective affiliates;

       -       Transfer affiliate shares to family members of any current officer who share that officer's residence;

       -       Transfer affiliate shares for value unless the purchaser is an advisor to the Company or the sale is an integral element of the business combination;

       -       Transfer affiliate shares at a price that represents a premium to the per share value received by the Company in connection with the issuance of business combination shares;

       -       Transfer affiliate shares to any person unless all material transaction terms are described in our reconfirmation offering prospectus;

       -       Permit any purchaser to pay for affiliate shares until the closing of the business combination; or

       -       Complete any transfer of affiliate shares until the closing date of the business combination.

If our officers and/or directors agree to sell or transfer affiliate shares, they will promptly deposit stock certificates for those shares in the Escrow Account where they will be held in trust for the benefit of the recipients until we complete our reconfirmation offering and close a business combination.

Offering of Business Combination Shares

We have registered 8,250,000 Acquisition Shares that the Company may offer to issue in connection with a business combination. The Company will receive property in exchange for such Acquisition Shares.

Subject to the limits described in this Prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of Acquisition Shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering Prospectus. Any Acquisition Shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Investor Relations Arrangements

The Company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to us, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising the Company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials.

No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.

MARKET FOR OUR COMMON STOCK

No public trading market exists for the Company's Shares and all of its outstanding shares are restricted securities as defined in Rule 144 of the Act. There were thirty-one (31) holders of record of the Company's common stock as of the date of this Prospectus. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 1,750,000 Affiliate Shares currently outstanding are restricted securities as that term is defined in the Act. Generally, Rule 144 of the Act provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 1,750,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144 of the Act, but must be registered.

Market Price

The Registrant's Common Stock is not quoted at the present time.

Effective August 11, 1993, the SEC adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

NASD Regulatory Considerations

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has various financial requirements for initial listing and continued listing on its NASDAQ Small Cap Market which are summarized below:

Requirements	Initial Listing	Continued Listing
Stockholders' equity or Market value of listed securities or Net income from continuing operations (in latest fiscal year or 2 of the last 3 fiscal years)	$5 million or $50 million or $750,000	$2.5 million or $35 million or $500,000
Publicly held shares (1)	1 million	500,000
Market value of publicly held shares	$5 million	$1 million
Minimum bid price	$4	$1
Shareholders (round lot holders) (2)	300	300
Market makers	3	2

_________________________________

(1) Publicly held shares is defined as total shares outstanding less any shares held by officers, directors or beneficial owners of 10% or more.

(2) Round lot holders are shareholders of 100 shares or more.

The NASD requirements for small-cap listings are more stringent than those for the OTCBB (Over-the-Counter-Bulletin-Board) listings. Initial listing as an OTCBB stock requires the filing and approval of a Form 211, Application for Trading with the NASDAQ, by a brokerage firm.

Stocks traded on the OTCBB are required to have audited financial statements. As of June 2000, issuers of all securities quoted on the OTCBB are subject to periodic reporting of financial information to the SEC, banking, or insurance regulators. Issuers who file with the SEC via EDGAR are not required to submit hard copy filings with the OTCBB or the NASD. Once an issuer is delinquent in filing a required report (e.g., Form 10-K, Form 10-Q, Form 20-F, Insurance Company Annual Statement, or call report), a security of the issuer may continue to be quoted on the OTCBB for a 30 or 60 calendar day grace period from the due date of the report, depending on the type of issuer. A fifth character of "E" in a security's trading symbol is used to denote securities that the NASD believes are delinquent in their required filings. Securities so denoted will be removed from the OTCBB after the applicable grace period expires.

There can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

LEGAL MATTERS

The validity of the shares of our common stock offered and certain other legal matters will be passed upon by Yvonne Rebatta, counsel to the Company.

EXPERTS

The consolidated financial statements included in this prospectus and the registration statement have been audited by Donahue Associates, L.L.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL
IN REGISTRATION STATEMENT

Yvonne Rebatta, counsel to the Company, owns 75,000 Shares of the Company. Such Shares were issued as part of 1,750,000 Affiliate Shares that were issued in connection with the formation of the Company on April 25, 2003.

No other expert named in this Prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

LEGAL PROCEEDINGS

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form S-1 registration statement under the Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this Prospectus. Although this Prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our Shares, this Offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

DONAHUE ASSOCIATES, L.L.C.
27 Beach Road, Suite C05A
Monmouth Beach, NJ 07750
Phone: 732-229-7723

Independent Auditors' Report

The Board of Directors and the Shareholders of
Madison Group I, Inc. (a Development Stage Company)

We have audited the accompanying balance sheet of Madison Group I, Inc. as of June 30, 2003 and the related statements of operations and changes in shareholder equity and cash flows from inception, April 25, 2003 to June 30, 2003. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Group I, Inc. as of June 30, 2003 and the related statements of operations and changes in shareholder equity and cash flows from inception, April 25, 2003 to June 30, 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

As further discussed in Note 4 of the financial statements, the Company has been in the development stage since its inception on April 25, 2003 and has no business operations to date. Realization of assets and satisfaction of liabilities is dependent upon the Company's ability to achieve profitability. These factors raise substantial doubt as to the Company's ability to continue as a going concern.

Donahue Associates LLC
Monmouth Beach, NJ.
August 8, 2003

Madison Group I, Inc.
(a Development Stage Company)
Balance Sheet
As of June 30, 2003

ASSETS

Current assets:
Cash	$ 1,719

Total current assets	1,719

Total assets	$ 1,719

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
Accounts payable	$ 1,455

Total liabilities	1,455

Shareholder's equity:
Common stock, $.00001 par value-50,000,000
shares authorized 1,750,000 shares issued
and outstanding	18
Additional paid in capital	2,482
Accumulated deficit during the development stage	(2,236)
Total shareholder's equity	264

Total liabilities & shareholder's equity	$ 1,719

Please see the notes to these financial statements.

Madison Group I, Inc.
(a Development Stage Company)
Statement of Operations
From Inception April 25, 2003 to June 30, 2003

Revenues:

Gross Sales	$ 0
Less cost of sales	0

Gross profit on sales	0

General and administrative expenses:

Legal & accounting fees	1,500
Registration fees	736

Total general and administrative expenses	2,236

Net loss before provision for income taxes	(2,236)

Provision for income taxes	0

Net loss	$(2,236)

Basic & fully diluted loss per common share	$ (0.02)

Weighted average of common shares outstanding:
Basic & fully diluted	124,658

Please see the notes to these financial statements.

Madison Group I, Inc.
(a Development Stage Company)
Statement of Cash Flows
From Inception, April 25, 2003 to June 30, 2003

Operating Activities:
Net loss	$(2,236)

Changes in other operating assets and liabilities:
Accounts payable	1,455

Net cash used by operating activities	(781)

Financing Activities:
Issuance of common stock	2,500

Net cash provided by financing activities	2,500

Net increase in cash during the period	1,719

Cash balance at inception, April 25, 2003	0

Cash balance at June 30, 2003	$ 1,719

Supplemental disclosures of cash flow information:
Interest paid during the period	$0
Income taxes paid during the period	$0

Please see the notes to these financial statements.

Madison Group I, Inc.
(a Development Stage Company)
Balance Sheet
As of June 30, 2003

				Accumulated
	Common	Common		Deficit during
	Stock	Stock	Additional	Development
	(Shares)	(Par value)	Paid in Capital	Stage	Total
	____________	____________	____________	____________	____________
Balance at Inception, April 25, 2003	0	$0	$0	$0	$0

Issuance of common stock	1,750,000	18	2,482	-	2,500

Net loss for the period	-	-	-	(2,236)	(2,236)
	____________	____________	____________	____________	____________
Balance at June 30, 2003	1,750,000	$18	$2,482	$(2,236)	$264
	____________	____________	____________	____________	____________
Please see the notes to these financial statements.

Madison Group I, Inc.
(a Development Stage Company)
Notes to the Financial Statements
From Inception, April 25, 2003 to June 30, 2003

Note 1: Organization and Summary of Significant Accounting Policies

Madison Group I, Inc. (the Company), was organized in the state of Delaware in April 2003. The Company has no business operations to date.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Development Stage Company- The Company has no revenues since its inception and its activities have been limited to a developmental nature. The Company has therefore treated its activities as a development stage company as per Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and reporting by Development Stage Enterprises. As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles. Costs incurred during the development stage are accumulated in "losses accumulated during the development stage" and are reported in the Shareholders' Equity section of the balance sheet. The financial statements present each fiscal year of operations since the Company's inception.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements- In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit of Disposal Activities" (SFAS 146). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Under SFAS 146 companies will recognize a cost associated with an exit or disposal activity when a liability has been incurred. SFAS 146 also introduces discounting the liability associated with the exit or disposal activity for the time between the cost being incurred and when the liability is ultimately settled. Management has concluded that the adoption of SFAS 146 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions"(SFAS 146). The statement provides guidance on the accounting for the acquisition of a financial institution where the excess of the fair value of liabilities assumed over the fair value of tangible and intangible assets acquired represents goodwill. Management has concluded that the adoption of SFAS 147 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure"(SFAS 148). The statement provides alternative methods of transition for a change to a fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123. Management has concluded that the adoption of SFAS 148 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

Note 2: Fair Values of Financial Instruments

The carrying amount of accounts payable reported in the balance sheet is estimated by management to approximate fair value.

Note 3: Net Loss Per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the period. Diluted net loss per share gives the effect of outstanding financial instruments that are convertible into common stock.

There were no financial instruments convertible into common stock outstanding during the period from inception, April 25, 2003 through June 30, 2003.

All of the net loss reported in the financial statements is available to common shareholders.

The weighted average number of shares used to calculate the net loss per share is calculated as follows:

Shares isued and outstanding	1,750,000
Weighted average shares outstanding	124,658

Note 4: Going Concern

The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assumes the continuity of the Company as a going concern. However, since its inception on April 25, 2003, the Company has had no business operations and has incurred a net loss of $2,236 through June 30, 2003.

Management's plans with regard to this matter is as follows:

The Company's plan is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Management does not intend to restrict the search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Note 5: Concentrations of Credit

The principal shareholder of the Company provides various administrative services on behalf of the Company in addition to committing to provide necessary funds to pay for future administrative services. A withdrawal of support from the principal shareholder could have a material adverse impact on the financial condition of the Company and its ability to operate as a going concern.

Note 6: Related Party Transaction

During the period from inception on April 25, 2003 through June 30, 2003, the Company was provided office space by the principal shareholder at no cost to the Company.

Note 7: Provision for Income Taxes

Provision for income taxes is comprised of the following for the period:

Net loss before provision for income taxes	$(2,236)

Current tax expense:
Federal	$0
State	0
Total	$0

Less deferred tax benefit:

Timing difference	525
Allowance for recoverability	(525)
Provision for income taxes	$ 0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	15%
Statutory state and local income tax	10%
Less allowance for tax recoverability	-25%
Effective rate	0%

Deferred income taxes are comprised of the following:

Timing difference	$ (525)
Allowance for recoverability	525
Deferred tax benefit	$ 0

Note: The deferred tax benefit arising from the loss expires in fiscal 2023 and may not be recoverable upon the purchase of the Company under current IRS statutes.

Note 8: Issuance of Common Stock

In April 2003, the Company issued 1,750,000 shares of common stock and received proceeds of $2,500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Limitation on Liability IndemnificatION of Officers and DIRECTORS

The Company's Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law ("DGCL") whereby officers and directors of the Company shall be indemnified against certain liabilities to the Company or its shareholders. The Certificate of Incorporation also limits to the fullest extent permitted by the DGCL a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty of care as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the laws, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) any transaction from which the director derives an improper personal benefit. This provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Limitations on Liability of Directors

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

We have adopted a provision which requires us to indemnify and hold harmless any person involved in any action, suit or proceeding because that person is or was a director or officer of ours. This provision does not, however, require us to indemnify an officer or director in a proceeding they initiate without the authorization of our directors.

Insurance for Directors and Officers

Under Delaware law, a corporation may obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have adopted a provision which permits us to maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify these persons under Delaware law. We intend to have in place after the closing of this offering a directors' and officers' liability and company reimbursement liability insurance policy.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of November 3, 2003, and the additional expenses we expect to incur in connection with our cash offering and our offering of compensation shares. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

The estimated costs of this Offering are as follows:

Securities and Exchange Commission registration fee	$ 162
Transfer Agent Fees (1)	$ 1,500
Accounting fees and expenses	$ 1,500
Legal fees and expenses (2)	$10,000
Blue Sky fees and expenses	$ 1,500
Escrow Account agent fees	$
Printing and engraving expenses	$ 2,000
Miscellaneous	$ 2,500

Total	$19,162
__________________________

(1) Estimated cost of engaging an independent transfer agent in the future.

(2) Does not include the value of Shares of common stock issued to Company Counsel as part of her fees.

We will pay all expenses of this offering listed above.

RECENT SALE OF UNREGISTERED SECURITIES

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Act. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2), 4(6) and Rule 505 and 506 of Regulation D of the Act, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend.

Certain of these shares were issued without registration under the Act, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to the Company with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

The following sets forth information relating to all securities of Registrant sold by it since the date of Registrant's inception. All of such shares of common stock were issued on April 25, 2003 at a price of $0.00001 (par value) per share, which was paid in cash and services.

Name	Number of Shares
Madison Ventures, Inc. (1)	1,479,000
Robert Gordon (2)	75,000
Gera Laun (2)	50,000
Paul Navazio (2)	25,000
Howard Lee (2)	21,000
Gustavo L. Vila, Esq. (2)	25,000
Yvonne Rebatta Esq. (3)	75,000

Total	1,750,000
__________________________

(1) Madison Ventures, Inc. distributed a portion of its shares to its shareholders and affiliates.

(2) Officers and Directors

(3) Company's legal counsel

Exemption from registration under the Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.0	Specimen Stock Certificate
4.1	Subscription Agreements (Affiliate and Non-Affiliate)- Will be included in the amendment to this registration statement
4.2	Definitive Escrow Account Agreement between the Registrant and __________________ as escrow agent- Will be included in the amendment to this registration statement
5.1	Opinion of the Law Offices of Yvonne Rebatta regarding the legality of the securities being offered hereby
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Donahue Associates, LLC, independent auditors

UNDERTAKINGS

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-1 under the Act, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on November 3, 2003.

Madison Group I, Inc.

/s/ Robert Gordon
    Robert Gordon, President

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Robert Gordon their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons as of November 3, 2003, in the capacities indicated:

Name	Title
/s/ Robert Gordon Robert Gordon	President
/s/ Gera Laun Gera Laun	Secretary
/s/ Paul Navazio Paul Navazio	Director
/s/ Howard Lee Howard Lee	Director
/s/ Gustavo L. Vila, Esq. Gustavo L. Vila, Esq.	Director